OMNICOM GROUP REPORTS THIRD QUARTER 2022 RESULTS

Revenue of $3,443.4 million, with organic growth of 7.5%
Operating profit of $546.0 million
Operating profit margin of 15.9%
Diluted earnings per share of $1.77

NEW YORK, October 18, 2022 - Omnicom Group Inc. (NYSE: OMC) today announced results for the quarter ended September 30, 2022.

"Omnicom delivered 7.5% organic revenue growth in the quarter with double-digit organic growth in precision marketing, public relations, and commerce & brand consulting, and solid results across our portfolio broadly. Profitability also remained strong, and our experience with challenging economic environments leaves us confident that we can navigate through current business uncertainty," said John Wren, Chairman and Chief Executive Officer of Omnicom Group Inc. "One thing remains certain - the path from marketer to consumer is becoming exceedingly complex, and Omnicom has the talent and capabilities to be the trusted advisor to drive success for our clients."

$ in millions, except per share amounts	Three Months Ended September 30,
	2022	2021
Revenue	$3,443.4	$3,435.0
Operating Profit	546.0	541.6
Operating Profit Margin	15.9%	15.8%
Interest expense, net	29.1	43.7
Net Income [1]	364.5	355.6
Net Income per Share - Diluted [1]	$1.77	$1.65
EBITA [2]	$566.1	$560.3
EBITA Margin [2]	16.4%	16.3%
Notes: 1) Net Income and Net Income per Share for Omnicom Group Inc. 2) See Reconciliations of Non-GAAP Financial Measures

Third Quarter 2022 Results

Revenues
Worldwide revenue growth in the third quarter of 2022 compared to the third quarter of 2021 was led by an increase in revenue from organic growth of $257.7 million, or 7.5%. Acquisition revenue, net of disposition revenue, was a decrease of $32.7 million, or 1.0%, primarily reflecting the disposition of our businesses in Russia in the first quarter of 2022. The impact of foreign currency translation was a decrease of $216.6 million, or 6.3%. Reported total revenue in the third quarter of 2022 increased $8.4 million, or 0.2%.

Organic growth in the third quarter of 2022 compared to the third quarter of 2021 increased across all of our fundamental disciplines, including: 5.9% for Advertising & Media, 16.3% for Precision Marketing, 12.6% for
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Public Relations, 11.1% for Commerce & Brand Consulting, 5.0% for Healthcare, 3.9% for Execution & Support, and 2.3% for Experiential.

Organic growth in the third quarter of 2022 compared to the third quarter of 2021 increased across our geographic markets as follows: 7.6% for the United States, 11.5% for the United Kingdom, 6.0% for the Euro Markets & Other Europe, 4.4% for Asia Pacific, 13.1% for Latin America, 7.7% for Other North America, and 12.2% for the Middle East & Africa.

Expenses
Operating expenses increased $4.0 million, or 0.1%, to $2,897.4 million compared to the third quarter of 2021.

Salary and service costs, which tend to fluctuate with changes in revenue, are comprised of salary and related costs, and third-party service costs. In total, salary and service costs increased $14.3 million, or 0.6%. Salary and related costs increased $18.8 million, or 1.1%, due primarily to the increase in organic revenue, an increase in headcount, and an increase in client-related business activities. Third-party service costs decreased $4.5 million, or 0.6%, due primarily to the disposition of our businesses in Russia in the first quarter of 2022, partially offset by an increase in organic revenue.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, decreased $4.5 million, or 1.6%, to $281.0 million, due to lower rent and other occupancy costs, partially offset by an increase in general office expenses resulting from the return of our workforce to the office.

SG&A expenses decreased $8.6 million, or 9.1%, to $86.4 million.

Operating Profit
Operating profit increased $4.4 million, or 0.8%, to $546.0 million compared to the third quarter of 2021. The related operating profit margin was 15.9% compared to 15.8% for the third quarter of 2021.

Interest Expense, net
Net interest expense in the third quarter of 2022 decreased $14.6 million to $29.1 million compared to the third quarter of 2021. Interest expense increased $1.3 million to $52.0 million, and interest income increased $15.9 million to $22.9 million, primarily as a result of higher interest rates on cash balances and short-term investments.

Income Taxes
Our effective tax rate of 26.1% in the third quarter of 2022 increased from 24.1% in the third quarter of 2021 primarily related to the favorable settlements of uncertain tax positions in certain jurisdictions in the prior year period.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the third quarter of 2022 increased $8.9 million, or 2.5%, to $364.5 million compared to the third quarter of 2021. Diluted shares outstanding decreased to 206.3 million, or 4.7%, from 215.4 million. Diluted net income per share of $1.77 increased $0.12, or 7.3%, from $1.65 per share.

EBITA
EBITA in the third quarter of 2022 increased $5.8 million, or 1.0%, to $566.1 million compared to the third quarter of 2021. The related EBITA margin increased to 16.4% from 16.3%.

Risks and Uncertainties
Global economic challenges, including the impact of the war in Ukraine, the COVID-19 pandemic, rising inflation, rising interest rates and supply-chain disruptions could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We monitor economic conditions closely, as well as client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions, reductions in client revenue, changes in client creditworthiness and other developments.

Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, October 18, 2022 at 4:30 p.m. Eastern Time. Participants can listen to the conference call by calling 844-291-6362 (domestic) or 234-720-6995 (international), along with access code 9962421. The call will also be simulcast and archived on our investor relations website.

Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (csr.omnicomgroup.com) for highlights of our progress across the four areas on which we focus: People, Community, Environment and Governance.

About Omnicom Group Inc.
Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms offer services in advertising, strategic media planning and buying, precision marketing, commerce and brand consulting, experiential, customer relationship marketing (CRM), public relations, healthcare marketing and other specialty communications services to over 5,000 clients in more than 70 countries.

Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com

Non-GAAP Financial Measures
We use certain non-GAAP financial measures in describing our performance. We use EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). We believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the the war in Ukraine; the impact of the COVID-19 pandemic; severe and sustained inflation in countries that comprise our major markets; rising interest rates; supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Omnicom Group Inc.
Consolidated Statements of Income
Three Months Ended September 30
(Unaudited)
(In Millions, Except Per Share Data)

	2022	2021

Revenue	$3,443.4	$3,435.0
Operating Expenses:
Salary and service costs	2,476.1	2,461.8
Occupancy and other costs	281.0	285.5
Costs of services	2,757.1	2,747.3
Selling, general and administrative expenses	86.4	95.0
Depreciation and amortization	53.9	51.1
	2,897.4	2,893.4
Operating Profit	546.0	541.6
Interest Expense	52.0	50.7
Interest Income	22.9	7.0
Income Before Income Taxes and Income (Loss) From Equity Method Investments	516.9	497.9
Income Tax Expense	134.7	120.0
Income From Equity Method Investments	1.1	2.2
Net Income	383.3	380.1
Net Income Attributed To Noncontrolling Interests	18.8	24.5
Net Income - Omnicom Group Inc.	$364.5	$355.6

Net Income Per Share - Omnicom Group Inc.
Basic	$1.78	$1.66
Diluted	$1.77	$1.65

Weighted average shares
Basic	205.0	214.0
Diluted	206.3	215.4

Dividends Declared Per Common Share	$0.70	$0.70

Omnicom Group Inc.
Detail of Operating Expenses
Three Months Ended September 30
(Unaudited)
(In Millions)

	2022	2021
Operating Expenses:
Salary and service costs
Salary and related service costs	$1,749.1	$1,730.3
Third-party service costs	727.0	731.5
	2,476.1	2,461.8
Occupancy and other costs	281.0	285.5
Costs of services	2,757.1	2,747.3
Selling, general and administrative expenses	86.4	95.0
Depreciation and amortization	53.9	51.1
Total Operating Expenses	$2,897.4	$2,893.4

Omnicom Group Inc.
Reconciliation of Non-GAAP Financial Measures
Three Months Ended September 30
(Unaudited)
(In Millions)

	2022	2021

Net Income - Omnicom Group Inc.	$364.5	$355.6
Net Income Attributed To Noncontrolling Interests	18.8	24.5
Net Income	383.3	380.1
Income From Equity Method Investments	1.1	2.2
Income Tax Expense	134.7	120.0
Income Before Income Taxes	516.9	497.9
Interest Income	22.9	7.0
Interest Expense	52.0	50.7
Operating Profit	546.0	541.6
Add back: Amortization of intangible assets	20.1	18.7
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	566.1	560.3

Revenue	$3,443.4	$3,435.0
EBITA	$566.1	$560.3
EBITA Margin %	16.4%	16.3%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business.